Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 (No. 333-251042) on Form S-3 Registration Statement of SOC Telemed, Inc. of our report dated March 30, 2021 relating to the financial statements, which appears in SOC Telemed, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
December 7, 2021